`
Exhibit 99.1

Bloom Energy Reports Record Revenue in First Quarter 2023 Financial Results

SAN JOSE, Calif., May 9, 2023 -- Bloom Energy Corporation (NYSE: BE) reported today its total revenue for the first quarter ended March 31, 2023 grew 37% compared with the first quarter of 2022. The record revenue for the quarter was driven by continued growth in Product and Service revenue and supported an improvement in operating margin of over five percentage points.

First Quarter Highlights

•Revenue of $275.2 million in the first quarter of 2023, an increase of 36.9% compared to $201.0 million in the first quarter of 2022. Product and Service revenue of $234.4 million in the first quarter of 2023, an increase of 38.9% compared to $168.8 million in the first quarter of 2022.
•Gross margin of 19.7% in the first quarter of 2023, an increase of 5.8 percentage points compared to 13.9% in the first quarter of 2022.
•Non-GAAP gross margin of 21.2% in the first quarter of 2023, an increase of 5.4 percentage points compared to 15.8% in the first quarter of 2022.
•Operating loss of ($63.7) million in the first quarter of 2023, an improvement of $2.0 million compared to ($65.7) million in the first quarter of 2022.
•Non-GAAP operating loss of ($34.1) million in the first quarter of 2023, an improvement of $5.3 million compared to ($39.4) million in the first quarter of 2022.

Commenting on first quarter results, KR Sridhar, founder, Chairman and CEO of Bloom Energy said, "Bloom Energy is off to a very strong start in 2023. Our company is operating well and delivering on our goals. We are making great strides in developing products that serve the needs of our customers today, will help them to position well for the future, and, importantly, create revenue growth for us."

Greg Cameron, President and CFO of Bloom Energy, added, “We had record first quarter revenue driven by strong domestic acceptances. Our margins improved as we maintained price while reducing our product costs. We are reaffirming our 2023 framework for revenue and profitability.”

`
Exhibit 99.1

Summary of Key Financial Metrics

Preliminary Summary of GAAP Profit and Loss Statements

($000)	Q1’23	Q4’22	Q1’22
Revenue	275,191	462,577	201,039
Cost of Revenue	220,924	391,199	173,102
Gross Profit	54,267	71,377	27,937
Gross Margin	19.7%	15.4%	13.9%
Operating Expenses	117,948	111,945	93,596
Operating Loss	(63,681)	(40,568)	(65,659)
Operating Margin	(23.1%)	(8.8%)	(32.7%)
Non-operating Expenses	7,886	6,604	12,700
Net Loss to Common Stockholders	(71,567)	(47,172)	(78,359)
GAAP EPS	($0.35)	($0.23)	($0.44)

Preliminary Summary of Non-GAAP Financial Information1

($000)	Q1’23	Q4’22	Q1’22
Revenue	275,191	462,577	201,039
Cost of Revenue	216,763	321,823	169,242
Gross Profit	58,428	140,754	31,797
Gross Margin	21.2%	30.4%	15.8%
Operating Expenses	92,520	81,722	71,148
Operating Income (Loss)	(34,092)	59,032	(39,351)
Operating Margin	(12.4%)	12.8%	(19.6%)
Adjusted EBITDA	(15,942)	74,449	(24,967)
EPS	($0.22)	$0.27	$ (0.32)
1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2023:

•Revenue: $1.4 - $1.5 billion
•Product & Service Revenue: $1.25 - $1.35 billion
•Non-GAAP Gross Margin: ~25%
•Non-GAAP Operating Margin: Positive

Bloom will host an investor conference at the NYSE on May 23, 2023.

`
Exhibit 99.1

Acceptances

We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and is physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power.

Conference Call Details

Bloom will host a conference call today, May 9, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (404) 975-4839 and enter the passcode: 984263. Those calling from outside the United States may dial +44 (204) 525-0658 and enter the same passcode: 984263. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (866) 813-9403 or + 44 (204) 525-0658 and entering passcode 878051.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2023 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

`
Exhibit 99.1

Forward-Looking Statements
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: Bloom’s positioning operationally and with respect to its goals; Bloom’s product development, serving customers’ needs and revenue growth; Bloom’s 2023 framework for revenue and profitability; Bloom’s financial outlook for 2023. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 21, 2023, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

`
Exhibit 99.1

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717	Media: Virginia Citrano Bloom Energy press@bloomenergy.com

`
Exhibit 99.1
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents[1]	$320,431	$348,498
Restricted cash[1]	47,241	51,515
Accounts receivable less allowance for doubtful accounts of $119 as of March 31, 2023 and December 31, 2022[1]	329,757	250,995
Contract assets	47,778	46,727
Inventories[1]	397,689	268,394
Deferred cost of revenue	40,390	46,191
Loan commitment asset	5,259	—
Prepaid expenses and other current assets[1]	56,384	43,643
Total current assets	1,244,929	1,055,963
Property, plant and equipment, net[1]	602,961	600,414
Operating lease right-of-use assets[1]	129,377	126,955
Restricted cash[1]	115,773	118,353
Deferred cost of revenue	4,667	4,737
Loan commitment asset	47,533	—
Other long-term assets[1]	46,970	40,205
Total assets	$2,192,210	$1,946,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$130,061	$161,770
Accrued warranty	9,456	17,332
Accrued expenses and other current liabilities[1]	111,761	144,183
Deferred revenue and customer deposits[1]	148,530	159,048
Operating lease liabilities[1]	16,148	16,227
Financing obligations	20,272	17,363
Recourse debt	12,971	12,716
Non-recourse debt[1]	11,435	13,307
Redeemable convertible preferred stock, Series B	310,957	—
Total current liabilities	771,591	541,946
Deferred revenue and customer deposits[1]	29,059	56,392
Operating lease liabilities[1]	135,287	132,363
Financing obligations	436,306	442,063
Recourse debt	269,382	273,076
Non-recourse debt[1]	108,564	112,480
Other long-term liabilities	8,187	9,491
Total liabilities	1,758,376	1,567,811
Stockholders’ equity:

`
Exhibit 99.1

Common stock: $0.0001 par value; Class A shares - 600,000,000 shares authorized and 192,657,993 shares and 189,864,722 shares issued and outstanding and Class B shares - 600,000,000 shares authorized and 15,675,652 shares and 15,799,968 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	4,036,697	3,906,491
Accumulated other comprehensive loss	(1,352)	(1,251)
Accumulated deficit	(3,636,050)	(3,564,483)
Total equity attributable to Class A and Class B common stockholders	399,315	340,777
Noncontrolling interest	34,519	38,039
Total stockholders' equity	$433,834	$378,816
Total liabilities and stockholders’ equity	$2,192,210	$1,946,627

1We have variable interest entity related to PPA V and joint venture in the Republic of Korea which represent a portion of the consolidated balances recorded within these financial statement line items in the condensed consolidated balance sheets.

Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022

Revenue:
Product	$193,745	$133,547
Installation	20,525	13,553
Service	40,663	35,239
Electricity	20,258	18,700
Total revenue	275,191	201,039
Cost of revenue:
Product	129,613	105,742
Installation	25,100	12,773
Service	51,244	41,826
Electricity	14,967	12,761
Total cost of revenue	220,924	173,102
Gross profit	54,267	27,937
Operating expenses:
Research and development	45,690	34,526
Sales and marketing	27,111	21,334
General and administrative	45,147	37,736
Total operating expenses	117,948	93,596
Loss from operations	(63,681)	(65,659)
Interest income	1,995	59
Interest expense	(11,746)	(14,087)
Other expense, net	(1,343)	(3,027)
Gain on revaluation of embedded derivatives	117	531
Loss before income taxes	(74,658)	(82,183)

`
Exhibit 99.1

Income tax provision	259	564
Net loss	(74,917)	(82,747)
Less: Net loss attributable to noncontrolling interest	(3,350)	(4,088)
Net loss attributable to Class A and Class B common stockholders	(71,567)	(78,659)
Less: Net loss attributable to redeemable noncontrolling interest	—	(300)
Net loss before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$(71,567)	$(78,359)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(0.35)	$(0.44)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	206,724	177,189

Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(74,917)	$(82,747)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,150	14,384
Non-cash lease expense	7,934	3,072
Loss on disposal of property, plant and equipment	191	—
Revaluation of derivative contracts	(117)	2,407
Stock-based compensation	27,743	25,542
Amortization of warranty balance	—	150
Amortization of warrants and debt issuance costs	665	706
Unrealized foreign currency exchange loss	28	210
Changes in operating assets and liabilities:
Accounts receivable	(78,872)	(23,046)
Contract assets	(1,051)	11,668
Inventories	(127,666)	(39,542)
Deferred cost of revenue	5,793	5,865
Customer financing receivable	—	1,388
Prepaid expenses and other current assets	(4,527)	(6,340)
Other long-term assets	(128)	703
Operating lease right-of-use assets and operating lease liabilities	(7,507)	3,436
Finance lease liabilities	244	—
Accounts payable	(26,835)	15,900
Accrued warranty	(7,876)	2,925
Accrued expenses and other current liabilities	(32,277)	(25,144)
Deferred revenue and customer deposits	(13,108)	(5,783)
Other long-term liabilities	(577)	1,803
Net cash used in operating activities	(314,710)	(92,443)

`
Exhibit 99.1

Cash flows from investing activities:
Purchase of property, plant and equipment	(26,574)	(18,510)
Net cash used in investing activities	(26,574)	(18,510)
Cash flows from financing activities:
Repayment of debt	(9,892)	(4,774)
Proceeds from financing obligations	1,163	—
Repayment of financing obligations	(4,266)	(9,423)
Distributions and payments to noncontrolling interests	—	(2,876)
Proceeds from issuance of common stock	8,525	6,961
Proceeds from issuance of redeemable convertible preferred stock	310,957	—
Net cash provided by (used in) financing activities	306,487	(10,112)
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(124)	(153)
Net decrease in cash, cash equivalents and restricted cash	(34,921)	(121,218)
Cash, cash equivalents and restricted cash:
Beginning of period	518,366	615,114
End of period	$483,445	$493,896

`
Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands, except percentages)

	Q123	Q422	Q122
GAAP revenue	275,191	462,577	201,039
GAAP cost of sales	220,924	391,199	173,102
GAAP gross profit	54,267	71,377	27,937
Non-GAAP adjustments:
Stock-based compensation expense	4,161	5,346	3,860
PPA IV repowering related impairment charges	-	64,030	-
Non-GAAP gross profit	58,428	140,754	31,797

GAAP gross margin %	19.7%	15.4%	13.9%
Non-GAAP adjustments	1.5%	15.0%	1.9%
Non-GAAP gross margin %	21.2%	30.4%	15.8%

	Q123	Q422	Q122
GAAP loss from operations	(63,681)	(40,568)	(65,659)
Non-GAAP adjustments:
Stock-based compensation expense	29,553	31,027	26,308
PPA IV repowering related impairment charges	-	68,535	-
Amortization of acquired intangible assets	37	37	-
Non-GAAP loss from operations	(34,092)	59,032	(39,351)

GAAP operating margin %	(23.1%)	(8.8%)	(32.7%)
Non-GAAP adjustments	10.8%	21.5%	13.1%
Non-GAAP operating margin %	(12.4%)	12.8%	(19.6%)

`
Exhibit 99.1
GAAP Net Loss to non-GAAP Net Income (Loss) and Computation of Non-GAAP Net Income (Loss) per Share (EPS) (preliminary & unaudited) (in thousands)

	Q123	Q422	Q122
Net loss to Common Stockholders	(71,567)	(47,172)	(78,359)
Non-GAAP adjustments:
Loss for non-controlling interests	(3,350)	(3,611)	(4,388)
Loss (gain) on derivative liabilities	(117)	56	(531)
PPA IV repowering related impairment charges and loss on extinguishment of debt of PPA IV	—	73,257	—
Stock-based compensation expense	29,553	31,027	26,308
Amortization of intangible assets	37	37	—
Adjusted net income (loss)	(45,445)	53,596	(56,970)
Net loss to Common Stockholders per share	$(0.35)	$(0.23)	$(0.44)
Adjusted net income (loss) per share (EPS)	$(0.22)	$0.27	$(0.32)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted	206,724	201,200	177,189

GAAP Net Loss to Adjusted EBITDA reconciliation (preliminary & unaudited) (in thousands)

	Q123	Q422	Q122
Net loss to Common Stockholders	(71,567)	(47,172)	(78,359)
Non-GAAP adjustments:
Loss for non-controlling interests	(3,350)	(3,611)	(4,388)
Loss (gain) on derivative liabilities	(117)	56	(531)
PPA IV repowering related impairment charges and loss on extinguishment of debt of PPA IV	—	73,257	—
Stock-based compensation expense	29,553	31,027	26,308
Amortization of intangible assets	37	37	—
Adjusted net income (loss)	(45,445)	53,596	(56,970)
Non-GAAP adjustments:
Depreciation and amortization	18,150	15,418	14,384
Provision for income tax	259	209	564
Interest expense (income), Other expense (income), net	11,094	5,227	17,055
Adjusted EBITDA	$(15,942)	$74,449	$(24,967)

`
Exhibit 99.1
Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss), (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic, diluted net earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross profit margin and non-GAAP operating profit (loss) margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense and PPA IV repowering related impairment charge. Non-GAAP operating profit (loss) (non-GAAP earnings from operations) and non-GAAP operating margin are defined to exclude any charges relating to stock-based compensation expense, PPA IV repowering related impairment charge and the amortization of acquired intangible assets. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, PPA IV repowering related impairment charges, loss on extinguishment of debt related to PPA IV repowering and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, PPA IV repowering related impairment charge, loss on extinguishment of debt related to PPA IV repowering.

Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

`
Exhibit 99.1
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives.
•PPA IV repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering.
•Loss on debt extinguishment related to PPA IV repowering.
•Amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Income (Loss) before depreciation and amortization expense, provision for income tax, interest expense (income), other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Loss for non-controlling interest, loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy cash position, represents the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these

`
Exhibit 99.1
non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted net earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.